UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 7, 2019

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
COMMON STOCK, PAR VALUE	MRTN	THE NASDAQ STOCK MARKET LLC
$.01 PER SHARE		(NASDAQ GLOBAL SELECT MARKET)

Section 5 – Corporate Governance and Management.

Item 5.02     Departure of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2019, Timothy Nash, the Company’s Executive Vice President of Sales and Marketing, advised the Company that he would be retiring effective June 1, 2019.

On May 7, 2019, our Compensation Committee approved an increase to the base salary for each of the company’s named executive officers listed below, retroactive to April 1, 2019. Effective April 1, 2019, the named executive officers will receive the following annual base salaries in the listed positions:

Name and Position as of May 7, 2019	Former Base Salary	Base Salary Effective April 1, 2019

Randolph L. Marten	$686,200	$713,650
(Chairman and Chief Executive Officer)

Timothy M. Kohl	$507,700	$528,000
(President)

Timothy P. Nash	$352,700	$366,800
(Executive Vice President of Sales and Marketing)

James J. Hinnendael	$307,800	$320,100
(Executive Vice President and Chief Financial Officer)

John H. Turner	$283,300	$315,000
(Senior Vice President of Sales)

On May 7, 2019, our Compensation Committee also reviewed and approved the following fee schedule for non-employee directors for fiscal year 2019, effective as of May 1, 2019, which increases the compensation for the Lead Director from $10,000 to $15,000 and increases the compensation for the Compensation Committee chair from $10,000 to $15,000, but otherwise remains unchanged from the fee schedule for 2018:

2019

Annual Board Retainer	$34,000
Lead Director	15,000
Audit Committee chair	15,000
Compensation Committee chair	15,000
Nominating/Corporate Governance Committee chair	6,000

Non-employee directors also receive $1,500 for attendance at each Board meeting, $750 for each committee meeting attended and reimbursement for out-of-pocket expenses related to attending meetings.

Each non-employee director will also receive a grant of 1,500 shares of common stock in connection with re-election to the Board by the stockholders.

The Board of Directors of the Company previously approved and adopted an amendment to the Marten Transport, Ltd. 2015 Equity Incentive Plan, subject to approval of the Company’s stockholders. At the Company’s 2019 Annual Meeting of Stockholders held on May 7, 2019, the Company’s shareholders approved the amendment. The amendment:

•

increased the number of shares of common stock authorized for issuance under Marten Transport, Ltd. 2015 Equity Incentive Plan by 1,300,000 shares and the number of shares of common stock authorized for issuance pursuant to full-value awards by 558,334 shares; and

•	Adjusted certain numbers to reflect the stock split that occurred in July 2017.

The above description of the amendment is not intended to be complete and is qualified in its entirety by the specific language in the Marten Transport, Ltd. 2015 Equity Incentive Plan, as amended. A copy of the Marten Transport, Ltd. 2015 Equity Incentive Plan, as amended, is filed as Exhibit 10.3 to this Current Report on Form 8-K. In addition, a detailed summary of the amendment to the Marten Transport, Ltd. 2015 Equity Incentive Plan can be found in the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 18, 2019.

Item 5.07      Submission of Matters to a Vote of Security Holders.

Marten Transport, Ltd. held its 2019 Annual Meeting of Stockholders on May 7, 2019. The final results of the stockholder vote on the business brought before the meeting are as follows:

1.     To elect seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Our stockholders duly elected all director nominees as follows:

	For	Withheld	Broker Non-Votes
Randolph L. Marten	49,066,080	1,022,620	2,518,745
Larry B. Hagness	38,292,401	11,796,299	2,518,745
Thomas J. Winkel	44,510,358	5,578,342	2,518,745
Jerry M. Bauer	41,519,651	8,569,049	2,518,745
Robert L. Demorest	42,740,907	7,347,793	2,518,745
G. Larry Owens	49,107,430	981,270	2,518,745
Ronald R. Booth	35,746,978	14,341,722	2,518,745

2.     To consider and vote on a proposal to amend our 2015 Equity Incentive Plan. Our stockholders approved this proposal as follows:

For	Against	Abstain	Broker Non-Votes
49,145,996	801,748	140,956	2,518,745

3.     To consider and hold a vote on an advisory resolution to approve executive compensation. Our stockholders approved this proposal as follows:

For	Against	Abstain	Broker Non-Votes
49,659,835	290,848	138,017	2,518,745

4.     To consider a proposal to ratify the selection of Grant Thornton LLP as our independent public accountants for the year ending December 31, 2019. Our stockholders approved this proposal as follows:

For	Against	Abstain	Broker Non-Votes
52,458,075	29,668	119,703	0

5.     To transact other business if properly brought before the Annual Meeting or any adjournment thereof. Our stockholders voted on this proposal as follows:

For	Against	Abstain	Broker Non-Votes
16,781,704	32,838,724	469,963	2,518,745

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Named Executive Officer Compensation
10.2	2019 Non-Employee Director Compensation Summary
10.3	Marten Transport, Ltd. 2015 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: May 13, 2019	By:	/s/ James J. Hinnendael
James J. Hinnendael
Its: Executive Vice President and Chief Financial Officer